Exhibit 10.15

FIRST AMENDMENT TO

PHASERX, INC. 2006 STOCK PLAN,

AS AMENDED AND RESTATED ON JUNE 13, 2014

This FIRST AMENDMENT TO PHASERX, INC. 2006 STOCK PLAN, AS AMENDED AND RESTATED ON JUNE 13, 2014 (this “Amendment”), dated as of February 8, 2016, is made and entered into by PhaseRx, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the PhaseRx, Inc. 2006 Stock Plan, as Amended and Restated on June 13, 2014 (the “Plan”).

RECITALS

WHEREAS, Section 15 of the Plan permits the Board of Directors of the Company (the “Board”) to amend the Plan at any time, provided that the Board shall obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with applicable laws; and

WHEREAS, the Board desires to amend the Plan to increase the number of Shares that may be subject to Options or Stock Purchase Rights under the Plan by an additional two million five hundred three thousand eight hundred and thirty two (2,503,832) Shares, for an aggregate maximum total of seven million five hundred ninety one thousand two hundred and five (7,591,205) Shares available for issuance under the Plan.

NOW, THEREFORE, in accordance with Section 15 of the Plan, the Company hereby amends the Plan, effective as of the date hereof, as follows:

1.          The first paragraph of Section 3 is amended by deleting said paragraph in its entirety and replacing it with the following new paragraph:

Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Options or Stock Purchase Rights and sold under the Plan is five hundred ninety one thousand two hundred and five (7,591,205) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

2.           Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

PHASERX, INC.

By:	/s/ Robert W. Overell, Ph.D.
Name:	/s/ Robert W. Overell, Ph.D.
Title:	Chief Executive Officer and President

Signature Page to

First Amendment